As filed with the Securities and Exchange Commission on May 7, 1997
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          AMWEST INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)

Delaware                           6351                               95-2960673
(State or other          (Primary standard industrial           (I.R.S. Employer
jurisdiction of           classification code number)     Identification Number)
incorporation or
organization)

                          6320 Canoga Avenue, Suite 300
                        Woodland Hills, California 91367
                                 (818) 704-1111
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                  Steven R. Kay
          Senior Vice President, Chief Financial Officer and Treasurer
                          Amwest Insurance Group, Inc.
                          6320 Canoga Avenue, Suite 300
                        Woodland Hills, California 91367
                                 (818) 704-1111
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                             Jonathan K. Layne, Esq.
                           Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                       Los Angeles, California 90071-3197
                                 (213) 229-7000


        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this registration statement.


         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
-------------------------------- ------------------------ ------------------------ -------------------------- =====================
    Title of each class of                                   Proposed maximum          Proposed maximum             Amount of
  securities to be registered    Amount to be registered    offering price per     aggregate offering price      registration fee
                                                                 unit (1)                     (1)
-------------------------------- ------------------------ ------------------------ --------------------------
-------------------------------- ------------------------ ------------------------ -------------------------- =====================

 Common Stock ($.01 par value)           250,000                  $12.500                $3,125,000.00               $947.00
-------------------------------- ------------------------ ------------------------ -------------------------- =====================


         (1) Estimated solely for the purpose of determining the registration fee. Calculated on the basis of the average of the high and low reported prices of the Registrant's Common Stock on the American Stock Exchange on May 6, 1997.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shah become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          AMWEST INSURANCE GROUP, INC.
                              CROSS REFERENCE SHEET


Registration Statement Item                                                     Caption in Prospectus

1.       Forepart of the Registration Statement and
         Outside Front Cover Page of Prospectus                                 Facing Page of Registration Statement;
                                                                                     Cross-Reference Sheet; Outside Front Cover Page
                                                                                     of Prospectus
2.       Inside Front and Outside Back Cover
         Pages of Prospectus                                                    Available Information; Incorporation of Certain
                                                                                     Information by Reference; Table of Contents
3.       Risk Factors, Ratio of Earnings to Fixed
         Charges, and Other Information                                         The Company; Cover Page of Prospectus; RiskFactors;
                                                                                     Securities Covered by this Prospectus; Table
                                                                                     of Contents

4.       Terms of the Transaction                                               Not Applicable

5.       Pro Forma Financial Information                                        Not Applicable

6.       Material Contacts with the Company
         Being Acquired                                                         Not Applicable

7.       Additional Information Required for
         Reoffering by Persons and Parties
         Deemed to be Underwriters                                              Not Applicable

8.       Interests of Named Experts and Counsel                                 Legal Matters; Experts

9.       Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities                         Not Applicable

10.      Information with Respect to S-3
         Registrants                                                            Available Information; Incorporation of Certain
                                                                                     Information by Reference; the Company
11.      Incorporation of Certain Information
         by Reference                                                           Incorporation of Certain Information by Reference;
                                                                                     Description of Capital Stock
12.      Information with Respect to S-2 or
         S-3 Registrants                                                        Not Applicable

13.      Incorporation of Certain Information by
         Reference                                                              Not Applicable

14.      Information with Respect to Registrants
         Other than S-3 or S-2 Registrants                                      Not Applicable

15.      Information with Respect to
         S-3 Companies                                                          Not Applicable

16.      Information with Respect to S-2 or
         S-3 Companies                                                          Not Applicable

17.      Information with Respect to Companies
         other than S-3 or S-2 Companies                                        Not Applicable

18.      Information if Proxies, Consents or
         Authorizations are to be Solicited                                     Not Applicable

19.      Information if Proxies, Consents or
         Authorizations are not to be Solicited or
         in an Exchange Offer                                                   Incorporation of Certain Information by Reference

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to by be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to by nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.


                    SUBJECT TO COMPLETION, DATED MAY 7, 1997


PROSPECTUS

                          AMWEST INSURANCE GROUP, INC.

                                  Common Stock
                                ($.01 Par Value)

                                 250,000 Shares

         This Prospectus relates to 250,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Amwest Insurance Group, Inc. ("Amwest" or the "Company"), that may be issued from time to time in connection with future business combinations, acquisitions and mergers. In general, the terms of such combinations, acquisitions and mergers will be determined by direct negotiations between representatives of the Company and the owners or principal executives of the companies or other entities to be so combined, acquired or merged or the assets of which are to be acquired, and the factors taken into account will include, among other things, the established quality of management, earning power, cash flow, growth potential, facilities and locations of the companies or other entities to be acquired or merged, and the market value of the Common Stock.

         The Common Stock is listed on the American Stock Exchange (the "AMEX") under the symbol "AMW." The last reported sales price per share of the Common Stock, as quoted on the AMEX on May 6, 1997 was $12 1/2 per share.

         See "Risk Factors" on pages 2 to 3 for certain considerations relevant to an investment in the Common Stock.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
                AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                        COMMISSION NOR HAS THE COMMISSION
                    OR ANY STATE SECURITIES COMMISSION PASSED
                      UPON THE ACCURACY OR ADEQUACY OF THIS
                        PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.




The date of this prospectus is             , 1997

                              AVAILABLE INFORMATION

         The Company has filed a Registration Statement on Form S-4 (the "Registration Statement"), File No. 333- , with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares covered by this Prospectus. This Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Room 1400, Chicago, Illinois 60606 and at the Jacob K. Javits Federal Building, 75 Park Place, New York, New York 10278. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Electronic filings made through the Electronic Data Gathering, Analysis and Retrieval
System are publicly available through the Commission's web site (http://www.sec.gov).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are by this reference incorporated in and made a part of this Prospectus: (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 1-09580; (ii) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated May 11, 1989, File No. 1-09580; and
(iii) all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Copies of all documents that are incorporated herein by reference (not including. the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon a written or oral request to Amwest Insurance Group, Inc., Attention:
Steven R. Kay, 6320 Canoga Avenue, Suite 300, Woodland Hills, California 91367, telephone number (818) 704-1111.

                                   THE COMPANY

         The Company is an insurance holding company engaged, through its wholly-owned subsidiaries, in underwriting surety bonds nationwide, commercial property and casualty insurance in California and Arizona and personal property and casualty insurance in Arizona, California and Hawaii. The surety bonds are underwritten through the Company's 30 branch offices, five of which are located in California and the balance of which are located in 20 other states. The Company was incorporated in California in 1970 and reincorporated in Delaware in 1987.

         The principal executive offices of Amwest are located at 6320 Canoga Avenue, Suite 300, Woodland Hills, California 91367, telephone number (818) 704-1111.

                                  RISK FACTORS

         The Securities offered hereby are speculative in nature and involve a high degree of risk. In addition to the other information included elsewhere in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Securities offered by this Prospectus.

Dependence on Key Personnel

         The success of Amwest is dependent upon several key individuals including Richard H. Savage, John E. Savage and Guy A. Main whose loss or unavailability could have a material adverse effect on the Company's financial condition and results of operations. Amwest has executed an Employment Agreement with Mr. Main pursuant to which Mr. Main has agreed to devote substantially all of his time to the business of Amwest. The agreement expires in March, 2000.

Regulatory Environment

         The insurance industry is highly regulated by federal and state law. Amwest is subject to the rules and regulation of and oversight by the various Departments of Insurance and other regulatory authorities in the jurisdictions in which Amwest operates and if Amwest were found to be in violation of any such regulation, it may have a material adverse effect on the Company's financial condition and results of operations.

Risks of the Insurance Industry

         The profitability of Amwest is subject to many factors, including rate competition, better capitalized competitors, the severity and frequency of claims, defaults of reinsurers, interest rates, inflation, general business conditions, regulatory measures and court decisions that define and expand the extent of coverage and the amount of compensation due to claimants. The profitability of Amwest may be adversely affected by such factors.

Investment Risks

         The Company's liquid assets are invested primarily in public market securities, the values of which are subject to fluctuation due to general economic conditions, perceptions regarding changes in interest rates and other matters beyond the Company's control. A significant downturn in the value of the securities in which the Company has invested would have a material adverse effect on the Company's financial condition.

                         SELECTED FINANCIAL INFORMATION

         The following selected consolidated financial data are derived from the Company's consolidated financial statements. Historical results should not be taken as necessarily indicative of the results that may be expected for any future period. This consolidated data should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference herein. Certain items in the prior years' consolidated financial statements have been reclassified to conform to the 1996 presentation. During fiscal 1996, Amwest completed a merger with Condor Services, Inc. ("Condor") in transactions accounted for as a pooling of interests. All financial information has been restated to reflect the combined operations of Condor and Amwest. All amounts are shown in thousands, except per share data.

                                                                                 Years ended December 31,
                                                              1996         1995          1994         1993         1992
                                                          ------------------------------------------------------------------
Summary of Earnings:
Net premiums earned                                         $   87,883    $   85,170   $   81,289   $   72,085    $  63,543
Underwriting expenses                                           97,712        89,644       80,960       73,663       62,666
Underwriting income (loss)                                     (9,829)       (4,474)          329      (1,578)          877
Net investment income                                            6,807         7,863        7,337        6,430        7,063
Realized gains (losses)                                          2,201         2,176           65        2,331          950
Income (loss) before income taxes and
     extraordinary item                                        (5,046)         4,498        6,393        4,948        6,322
Provision for income taxes                                     (2,360)           829        1,352        1,001        1,297
Income (loss) before extraordinary item                        (2,686)         3,669        5,041        3,947        5,025
Extraordinary item                                                   -             -            -        (249)            -
Net income (loss)                                          $   (2,686)    $    3,669   $    5,041   $    3,698   $    5,025
                                                          ==================================================================

Per share:
Income (loss) before extraordinary item                   $      (.80)    $     1.10   $     1.50   $     1.20   $     1.55
Extraordinary item                                                   -             -            -        (.08)            -
Net income (loss)                                         $      (.80)    $     1.10   $     1.50   $     1.12   $     1.55
                                                          ==================================================================

Dividends                                                 $       0.44    $     0.40   $     0.36   $     0.28   $     0.28
                                                          ==================================================================
Weighted average number of shares outstanding                    3,350         3,341        3,350        3,299        3,251
                                                          ==================================================================

Year End Financial Position:
Total investments                                           $  120,265    $  131,014      134,047      131,209      116,539
Total assets                                                   181,418       183,833      186,745      195,856      161,005
Bank indebtedness                                               12,500        12,500       12,500       12,500       12,264
Total stockholders' equity                                      49,932        55,075       46,157       48,347       42,184
Average stockholders' equity                                    52,504        50,616       47,252       45,266       39,973
Return on stockholders' equity                                 (5.12%)         7.25%       10.67%        8.17%       12.57%

Operating Ratios:
Loss & loss adjustment expenses                                 53.08%        41.41%       35.35%       39.49%       32.86%
Policy acquisition costs                                        43.66%        44.70%       45.03%       40.13%       43.92%
General operating expenses                                      14.45%        16.80%       19.21%       19.98%       21.85%
Other operating expenses                                             -         2.35%            -        2.59%            -
Combined ratios                                                111.18%       105.25%       99.60%      102.19%       98.62%


                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         The Company's Common Stock has been traded on the American Stock Exchange under the symbol AMW since June 25, 1987 and on the Pacific Stock Exchange under the symbol AMW since April 21, 1988. The following table sets forth, for the periods indicated, the high and low sale prices per share as reported on the American Stock Exchange. This table also sets forth the amount per share of cash dividends paid by the Company with respect to its Common Stock for each of the indicated periods.

                                          High          Low        Dividends

1994:
  First Quarter                          $14 1/2        $12           $.09
  Second Quarter                          14 1/4       12 1/2          .09
  Third Quarter                           13 7/8       12 1/8          .09
  Fourth Quarter                          12 3/8       11 1/8          .09

1995:
  First Quarter                          $15 1/4      $11 3/4         $.10
  Second Quarter                            15         14 1/8          .10
  Third Quarter                           15 1/8       14 1/4          .10
  Fourth Quarter                          18 1/4       14 7/8          .10

1996:
  First Quarter                          $15 3/8      $13 3/8         $.11
  Second Quarter                          13 7/8       11 3/4          .11
  Third Quarter                           12 1/2       11 1/2          .11
  Fourth Quarter                          13 3/4       11 1/4          .11

1997:
  First Quarter                          $13 5/8      $11 3/4         $.11
  Second Quarter (through May 5, 1997)    12 5/8       11 5/8           -

         As of May 6, 1997, the Company had 3,367,127 shares outstanding, and approximately 2,000 shareholders of record.

         The Company began paying cash dividends in 1986. The Company's ability to pay cash dividends is subject to certain regulatory and contractual restrictions. In addition to regulatory and contractual restrictions, the payment, amount and timing of future dividends by the Company will depend upon the Company's operating results, overall financial condition, capital requirements and general business condition, as well as other factors deemed relevant by the Board of Directors. See Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and Notes 8 and 10 of Notes to Consolidated Financial Statements in the Company's 1996 Report on Form 10-K.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of Amwest consists of 10,000,000 shares of Common Stock, par value $.01 per share, of which 3,367,127 shares were issued and outstanding, and 1,000,000 shares of Preferred Stock, par value $.01 per share, none of which are issued or outstanding as of May 6, 1997.

Common Stock

         The outstanding shares of Amwest Common Stock are, and the shares to be issued in connection with this offering will be, validly issued, fully paid and nonassessable. Holders of Amwest Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The shares of Amwest Common Stock have cumulative voting rights with respect to the election of directors. Holders of Common Stock do not have any preemptive rights or rights to subscribe for additional securities of Amwest. The Amwest Common Stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions. Subject to the preferences applicable to any shares of Preferred Stock outstanding at the time, holders of Amwest Common Stock are entitled to dividends if, when and as declared by the Board of Directors from funds legally available therefore and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities and Preferred Stock preferences, if any.

Preferred Stock

         There are 1,000,000 shares of Amwest Preferred Stock authorized for issuance. There are currently no shares of Amwest Preferred Stock outstanding.

Cumulative Voting

         Amwest's Certificate of Incorporation includes a provision for cumulative voting such that, in any election of directors of the corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal (i) the number of votes which would be entitled to cash for the election of directors with respect to his shares of stock multiplied by (ii) the number of directors to be elected in the election in which his class or series of shares is entitled to vote, and each stockholder may cast all of such votes for a single director or for any two or more of them as he may see fit.

Rights Plan

         Each outstanding share of Amwest Common Stock is accompanied by a right to purchase one one-hundredth of a share of Amwest Series A Junior Participating Preferred Stock, $.01 par value per share ("Series A Preferred Stock"). Each Right becomes exercisable on the tenth business day after a person or group (other than Amwest and certain related parties) has acquired or commenced a tender or exchange offer to acquire 20% or more of Amwest's Common Stock, or upon consummation of certain mergers, business combinations or sales of Amwest's assets. If the Rights become exercisable, a holder will be entitled to purchase in certain cases (i) one-hundredth of a share of Series A Preferred Stock at the then current exercise price (initially $50), (ii) shares of common stock, $.01 par value, having a market price equal to two times the then current exercise price, or (iii) in case of a merger, common stock of the acquiring corporation having a market value equal to two times the then current exercise price.

         Amwest is entitled to redeem the Rights at $.01 per Right under certain circumstances. The rights do not have voting or dividend rights, and cannot be traded independently from Amwest's Common Stock until such time as they become exercisable.

Transfer Agent and Registrar

         The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

                      SECURITIES COVERED BY THIS PROSPECTUS

         The shares of the Common Stock covered by this Prospectus consist of 250,000 shares (the "Shares") which may be issued or delivered from time to time in connection with future business combinations, mergers and/or acquisitions. The consideration for such combinations, acquisitions and mergers may consist of cash, assumption of liabilities, evidences of debt, Common Stock or a combination thereof. In general, the terms of such combinations, acquisitions and mergers will be determined by direct negotiations between representatives of the Company and the owners or principal executives of the companies or other entities to be so combined, acquired or merged or the assets of which are to be acquired, and the factors taken into account will include, among other things, the established quality of management, earning power, cash flow, growth potential, facilities and locations of the companies or other entities to be acquired or merged, and the market value of the Common Stock. It is anticipated that the shares of the Common Stock issued or delivered in connection therewith will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the combination, acquisition or merger are tentatively agreed upon, or at or about the time or times such shares are issued or delivered.

         Persons who directly or indirectly control, are controlled by, or are under common control with, companies or other entities which are acquired by or merged or combined with the Company may be deemed to be engaged in a distribution of securities, and therefore underwriters of securities within the meaning of Section 2(11) of the Securities Act, if such persons offer or sell any shares of the Common Stock covered by this Prospectus other than in accordance with the provisions of paragraph (d) of Rule 145 under the Securities Act or pursuant to an effective registration statement. Rule 145(d) provides that such persons will not be deemed to be underwriters if (a) among other things, (i) the Company has complied with certain reporting requirements of the Exchange Act, (ii) the amounts of such shares sold fall within certain volume limitations, (iii) such shares are sold only in brokers' transactions within the meaning of Section 4(4) of the Securities Act or in a manner otherwise permitted by Rule 144 under the Securities Act, (iv) such persons do not solicit or arrange for the solicitation of orders to buy such shares in anticipation of or in connection with the sale thereof, and (v) such persons do not make any payments in connection with the offer or sale thereof to any persons other than the brokers executing the orders to sell such shares; (b) such persons are not affiliates of the Company and have been the beneficial owners of the Common Stock for at least two years, and the Company has complied with certain reporting requirements of the Exchange Act; or (c) such persons are not, and have not been for at least three months, affiliates of the Company and have been the beneficial owners of the Common Stock for at least three years.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, Los Angeles, California. Jonathan K. Layne, who is a member of the Board of Directors of the Company, is a partner of Gibson, Dunn & Crutcher LLP.

                                     EXPERTS

         The consolidated financial statements of Amwest Insurance Group, Inc. as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

No   persons  have  been   authorized
to  give  any   information  or  make
any representations other  than those
contained   in  this   Prospectus  in
connection with the  offering  herein
contained and, if given or made, such
information  or  representation  must
not be relied  upon have having  been
authorized   by  the  Company  or the               250,000 Shares
Purchasers.  This Prospectus does not
constitute  an  offer  to sell,  or a
solicitation  of an offer to buy, the
securities  offered   hereby  in  any
jurisdiction to any person to whom it
is  unlawful  to  make  an  offer  or
solicitation.  Neither  the  delivery        AMWEST INSURANCE GROUP, INC.
of this  Prospectus nor any sale made
hereunder     shall,     under    any
circumstances,  create an implication
that there has not been any change in
the   facts   set   forth   in   this
Prospectus  or in  the affairs of the                Common Stock
Company since the date hereof.                     ($.01 Par Value)



           TABLE OF CONTENTS

                                   Page               PROSPECTUS

Available Information               2
Incorporation of Certain
  Information by Reference          2
The Company                         2
Risk Factors                        2
Selected Financial Information      3                     , 1997
Price Range of Common Stock
  and Dividends                     4
Description of Capital Stock        4
Securities Covered by this
  Prospectus                        5
Legal Matters                       6
Experts                             6

                                      II-7
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.          Indemnification of Directors and Officers.

         As permitted by Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, finds and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide: (i) the Registrant is required to indemnify its directors, officers and employees and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, who are or were a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Registrant, and whether civil, criminal, administrative, investigative or otherwise, to the fullest extent permitted by Delaware law; (ii) the Registrant shall pay all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and, in the manner provided by law, any such expenses may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with any other person for any such expenses to the fullest extent permitted by law; (iv) the Registrant may purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers, employees and agents. The Registrant has also entered into an agreement with its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. These indemnification provisions, and the Indemnification Agreements entered into between the Registrant and its directors and certain of its officers, may be sufficiently broad to permit indemnification of the Registrants' officers and directors for liabilities arising under the Securities Act.

         The Registrant's Stock Plan, as amended, provides for indemnification by the Registrant of any committee member, officer or director administering or interpreting such plan for actions not undertaken in bad faith or fraud.

Item 21.          Exhibits

    4.1 Rights Agreement dated as of May 10, 1989 executed by the Company and Bankers Trust Company of California, N.A., as rights agent. (Incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form 8-A dated May 11, 1989).

    5.1           Opinion and consent of Gibson, Dunn & Crutcher LLP.

   23.1           Consent of Gibson, Dunn & Crutcher LLP (contained in
                  Exhibit 5.1).

   23.2           Consent of KPMG Peat Marwick LLP, independent auditors.

   24.1           Power of Attorney (included at page II-3).

Item 22.          Undertakings.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change m the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus flied with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 1 l, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this 7th day of May, 1997.

                                               AMWEST INSURANCE GROUP, INC.


                                               By:      /s/ STEVEN R. KAY

                                                    Steven R. Kay
                                                 Senior Vice President
                                                 Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Savage and Steven R. Kay, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                    Title                         Date

                                Chairman of the Board and
                               Co-Chief Executive Officer            May 7, 1997
/s/ RICHARD H. SAVAGE          (Principal Executive Officer)
---------------------------
Richard H. Savage
                                President, Chief Operating
                               Officer, Co- Chief Executive
/s/ JOHN E. SAVAGE                 Officer and Director              May 7, 1997
---------------------------
John E. Savage

                                  Executive Vice President
/s/ GUY A. MAIN                        and Director                  May 7, 1997
---------------------------
Guy A. Main
                                   Senior Vice President,
                                  Chief Financial Officer,
                                   Treasurer and Director
                                   (Principal Financial and
/s/ STEVEN R. KAY                Principal Accounting Officer)       May 7, 1997
---------------------------
Steven R. Kay

/s/ THOMAS R. BENNETT                    Director                    May 7, 1997
---------------------------
Thomas R. Bennett

/s/ BRUCE A. BUNNER                      Director                    May 7, 1997
---------------------------
Bruce A. Bunner

/s/ EDGAR L. FRASER                      Director                    May 7, 1997
---------------------------
Edgar L. Fraser

/s/ JONATHAN K. LAYNE                    Director                    May 7, 1997
---------------------------
Jonathan K. Layne

/s/ ARTHUR F. MELTON                     Director                    May 7, 1997
---------------------------
Arthur F. Melton

/s/ CHARLES L. SCHULTZ                   Director                    May 7, 1997
---------------------------
Charles L. Schultz

                                INDEX TO EXHIBITS
                                                                    Sequentially
 Exhibit                                                              Numbered
 Number            Description                                         Pages



    4.1 Rights Agreement dated as of May 10, 1989 executed by the Company and Bankers Trust Company of California, N.A., as rights agent. (Incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form 8-A dated May 11, 1989).

    5.1    Opinion and consent of Gibson, Dunn & Crutcher LLP.

   23.1    Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit
           5.1).

   23.2    Consent of KPMG Peat Marwick LLP, independent auditors.

   24.1    Power of Attorney (included at page II-3).